CERTIFICATE OF INCORPORATION WITH RESPECT TO
                          PARQUE EOLICO DE ASCOY, S.A.

THE UNDERDESIGNED, CESAR RODRIGUEZ, ATTORNEY-AT-LAW, OFFICIATING UNDER OVIEDO'S BAR ASSOCIATION, DECLARES THAT:

     1.- PARQUE EOLICO DE ASCOY, S.A.,HEREINAFTER REFERRED TO AS: "THE COMPANY"-IS A COMPANY WITH LIMITED LIABILITY, ORGANISED UNDER THE LAWS OF SPAIN, HAVING ITS REGISTERED OFFICE AT CALLE RECTOR LOSAU 16, 6(0) OF MURCIA, SPAIN, AND HAVING ITS OFFICES AT SUCH PLACE, AND BEING REGISTERED IN THE MERCANTILE REGISTER OF MURCIA, UNDER NUMBER MU 27.934, PROVIDED OF FISCAL IDENTITY NUMBER A-30589857.

     2.-  ACCORDING  TO  THE  REGISTRATION  OF  THE  AFOREMENTIONED   MERCANTILE
     REGISTER, THE ARTICLES OF ASSOCIATION OF THE COMPANY HAVE MOST RECENTLY BEEN AMENDED BY DEED EXECUTED AFTER CINERGY'S ENTRANCE. THE ARTICLES OF ASSOCIATION HAVE NOT BEEN AMENDED SINCE;


     3.- ACCORDING TO ARTICLE 2 OF THE RECENT ARTICLES OF ASSOCIATION OF THE COMPANY, THE OBJECTS OF THE COMPANY IS THE CONSTRUCTION, INSTALLATION AND DEVELOPMENT OF WIND FARMS.

     4.- THE COMPANY CAN GIVE SECURITIES FOR DEBTS OF GROUP-COMPANIES AND OF ITS SHAREHOLDERS.

     5.- THE COMPANY CAN HOLD SHARES/SHARES IN, MANAGE AND FINANCE THESE ENTERPRISES.

     6.-  ACCORDING  TO  THE  REGISTRATION  OF  THE  AFOREMENTIONED   MERCANTILE
     REGISTER, THE FOLLOWING NATURAL PERSONS ARE DIRECTORS OF THE COMPANY:

     (A) MR. FRANCISCO RAUSELL SOLARI, BORN ON 16 DECEMBER 1952, MARRIED, OF SPANISH NATIONALITY, RESIDING AT CALLE PADRE CLARET, 6, 7(0) B, MADRID.

     (B)  THREE OTHER MEMBERS APPOINTED BY ELECDEY.

     (C) ONE MEMBER APPOINTED BY INSTITUTO PARA LA DIVERSIFICACION Y AHORRO DE LA ENERGIA (EN ADELANTE I D A E)

     (D)  ONE MEMBER APPOINTED BY CAJA DE CATALUNA, S.A



SIGNED AT MADRID ON MARCH 29, 1999



FDO. CESAR RODRIGUEZ                    FDO. FRANCISCO RAUSELL SOLARI